                                                                  Exhibit 10.3.7

                             POWER PURCHASE CONTRACT

                                     BETWEEN

                       SOUTHERN CALIFORNIA EDISON COMPANY

                                       AND

                       SECOND IMPERIAL GEOTHERMAL COMPANY

         I, Glenn S. Burns, Secretary of Second Dravo Geothermal, Inc. do hereby certify that the foregoing Special Power of Attorney is an exact duplicate of that executed on the 15th of April 1985.

         In Witness Whereof, I hereby set my hand this 7th day of May 1985.

                                            /s/ Glenn S. Burns
                                            ----------------------------
                                            Secretary

         Subscribed and sworn to before me this 7th day of May 1985.

                                            /s/ Audrey J. Janosco
                                            ----------------------------
                                            Notary Public

         I, William C. Rickards, Secretary of Dravo Constructors, Inc. do hereby certify that the foregoing Power Purchase Contract between Southern California
Edison Company and Second Imperial Geothermal Company is an exact duplicate of the original which is maintained by Dravo Constructors, Inc.

         In Witness Whereof, I have hereunto set my hand and seal of said corporation this 7th day of May, 1985.

                                            /s/ William C. Rickards
                                            ----------------------------
                                            William C. Rickards, Secretary
                                            Secretary

         Sworn and subscribed to before me this 7th day of May, 1985.

                                            /s/ Glenn S. Burns
                                            ----------------------------
                                            Notary Public

                                TABLE OF CONTENTS
                                -----------------

SECTION        TITLE                                PAGE
-------        -----                                ----
    1          PROJECT SUMMARY                         1

               GENERAL TERMS AND CONDITIONS

    2          DEFINITIONS                             2

    3          TERM                                    8

    4          GENERATING FACILITY                     9

    5          OPERATING OPTIONS                      18

    6          ELECTRIC LINES AND ASSOCIATED
               EASEMENTS                              18

    7          METERING                               19

    8          POWER PURCHASE PROVISIONS              21

    9          PAYMENT AND BILLING PROVISIONS         47

   10          TAXES                                  49

   11          TERMINATION                            49

   12          LIABILITY                              49

   13          INSURANCE                              52

   14          UNCONTROLLABLE FORCES                  55

   15          NONDEDICATION OF FACILITIES            57

   16          PRIORITY OF DOCUMENTS                  57

   17          NOTICES OF CORRESPONDENCE              57

   18          PREVIOUS COMMUNICATIONS                58

   19          NONWAIVER                              58

   20          SUCCESSORS AND ASSIGNS                 58

   21          EFFECT OF SECTION HEADINGS             59

   22          GOVERNING LAW                          59

   23          MULTIPLE ORIGINALS                     59

   24          TRANSMISSION AND INTERCONNECTION       59

               SIGNATURES                             62

               APPENDIX A

               APPENDIX B

               APPENDIX C

                                       ii

1.  PROJECT SUMMARY

              This Contract is entered into between Southern California Edison
Company ("Edison") and Second Imperial Geothermal Company ("Seller"). Seller is
willing to construct, own, or lease, and operate a Qualifying Facility and sell electric power to Edison and Edison is willing to purchase electric power delivered by Seller to Edison at the Point of Interconnection pursuant to the terms and conditions set forth as follows:

             1.1  All Notices shall be sent to Seller at the following address:
                  Second Imperial Geothermal Company
                  c/o Dravo Constructors, Inc.
                  226 West Brokaw Road
                  San Jose, California  95110
                  Attn:  S.D. Hayward

             1.2  Seller's Generating Facility:

                  a.  Nameplate Rating:  44,000 kW.

                  b.  Location:  Heber, California

                  c.  Type (check one):

                                 Cogeneration Facility
                         ---
                          x     Small Power Production Facility
                         ---
                  d.  Delivery of power to Edison at a nominal 230,000 volts.

                  e.  Seller shall commence construction of the Generating
                      Facility by February, 1998.

                  f.  Generating Facility Designation:  Imperial Geothermal
                      Unit 2.

             1.3  Edison Customer Service District:

                  Eastern Division
                  Palm Springs District
                  Palm Springs, California

             1.4  Location of Edison Operating Switching Center:
                  Devers Substation

             1.5  Contract Capacity:  40,000 kW
           1.5.1.  Estimated as-available capacity:  OkW.
             1.6  Expected annual production:  280,000,000 kW
             1.7  Expected Firm Operation:  May, 1989.
             1.8  Contract term:  30 years.
             1.9  Operating Options pursuant to Section 5:  (Check One)

                  x   Operating Option I.  Excess Generator output dedicated to
                 ---  Edison.  No electric service or standby service required from Edison.

             1.10  The Capacity Payment Option selected by Seller pursuant to
                   Section 8.1 shall be:  (Check One)

                      Option A - As-available capacity based upon:
                 ---
                      Standard Offer No. 1 Capacity Payment Schedule, or
                 ---
                          Forecast of Annual As-Available Capacity Payment
                      --- Schedule.

                          The as-available capacity price (first year):

                $            kw-yr.  (Appendix A)
                 -----------
                  x   Option B - Firm Capacity (Check One)
                 ---

                  x   Standard Offer No. 2 Capacity Payment
                 ---
                 Schedule in effect at time of Contract execution.
                 ____Standard Offer No. 2 Capacity Payment Schedule in effect at time of Firm Operation of first generating unit.

              1.11 The Energy Payment Option selected by Seller pursuant to
                   Section 8.2 shall be: (Check One)

                  x  Option 1 - a Forecast of Annual Marginal Cost of Energy in
                 --- effect at date of execution of this Contract. (Appendix B)

                     Option 2 - Levelized Forecast of Marginal Cost of Energy
                 --- in effect at date of execution of this Contract.
                     Levelized Forecast for expected date of Firm
                     Operation is      (cent)/kWh. If Seller's Generating
                     Facility is an oil/natural gas fueled cogenerator,
                     Seller may not select Option 2.

                     For the energy payment refund pursuant to Section 8.5 under
                     Option 2, Edison's Incremental Cost of Capital is 15%.
                     Seller may change once between Options 1 and 2, provided
                     Seller delivers written notice of such change at least 90
                     days prior to the date of First operation:

                     For Option 1 or 2, Seller elects to receive the following
                     percentages in 20% increments, the total of which shall
                     equal 100%:

                     100 Percent of Forecast of Marginal Cost of Energy (Annual
                     --- or Levelized), not to exceed 20% of the annual forecast for oil/ natural gas fueled cogenerators, and

                      0  Percent of Edison's published avoided cost of energy
                     --- based on Edison's full avoided operating costs as
                         updated periodically and accepted by the Commission.

                     Option 3 - Incremental Energy Rate. Seller may select:
                 ---
                         Forecast of Incremental Energy Rate in effect at date
                     --- of execution of this Contract (Appendix C),
                                              or
                         A range in increments of 100 Btu/kWh above and below
                     ---   the forecast of incremental energy rates for each
                           year during the First Period of the Contract Term as
                           follows:

Year                 Range              Year               Range              Year                 Range

------------         ----------         ----------         -----------        ----------           ----------

------------         ----------         ----------         -----------        ----------           ----------

------------         ----------         ----------         -----------        ----------           ----------

------------         ----------         ----------         -----------        ----------           ----------

              1.12 Metering Location (Check one)

                   Seller elects metering location pursuant to Section 7 as
                   follows:
                       x      Edison's side of the Point of Interconnection
                   ---------
                              Seller's side of the Point of Interconnection.
                              Loss compensation factor is equal to ______
                              pursuant to Section 7.2.

              GENERAL TERMS & CONDITIONS

              2. DEFINITIONS

         When used with initial capitalizations, whether in the singular or in the plural, the following terms shall have the. following meanings:

              2.1       Adjusted Capacity Price: The $/kW-yr capacity purchase
                        price based on the Capacity Payment Schedule in effect
                        at time of Contract execution for the time period
                        beginning on the date of Firm Operation for the first
                        generating unit and ending on the date of termination or
                        reduction of Contract Capacity under Capacity Payment
                        Option B.

              2.2       Appendix A: Forecast of Annual As Available Capacity
                        Payment Schedule.

              2.3       Appendix B: Forecast of Annual Marginal Cost of Energy

              2.4       Appendix C: Forecast of Incremental Energy Rates.

              2.5       Capacity Payment Schedule(s): Published capacity payment
                        schedule(s) as authorized by the Commission for
                        as-available or firm capacity.

              2.6       Cogeneration Facility: The facility and equipment which
                        sequentially generate thermal and electrical energy as
                        defined in Title 18, Code of Federal Regulations,
                        Section 292.202.

              2.7       Commissions: The Public Utilities Commission of the
                        State of California.

              2.8       Contracts: This document and Appendices, as amended from
                        time to time.

              2.9       Contract Capacity: The electric power producing
                        capability of the Generating Facility which is committed
                        to Edison.

              2.10      Contract Capacity Price: The capacity purchase price
                        from the Capacity Payment Schedule approved by the
                        Commission for Capacity Payment Option B.

              2.11      Contract Term: Period in years commencing with date of
                        Firm Operation for the first generating unit(s) during
                        which Edison shall purchase electric power from Seller.

              2.12      Current Capacity Price: The $/kw-yr capacity price
                        provided in the Capacity Payment Schedule determined by
                        the year of termination or reduction of Contract
                        Capacity and the number of years from such termination
                        or reduction to the expiration of the Contract Term for
                        Capacity Payment Option B.

              2.13      Edison: The Southern California Edison Company.

              2.14      Edison Electric System Integrity: The state of operation
                        of Edison's electric system in a manner which is deemed
                        to minimize the risk of injury to persons and/or
                        property and enables Edison to provide adequate and
                        reliable electric service to its customers.

              2.15      Emergency: A condition or situation which in Edison's
                        sole judgment affects Edison Electric System Integrity.

              2.16      Energy: Kilowatthours generated by the Generating
                        Facility which are purchased by Edison at the Point of
                        Interconnection.

              2.17      Firm Operation: The date agreed on by the parties to the
                        PPA on which each Facility is determined to be a
                        reliable source of generation and on which such unit can
                        be reasonably expected to operate continuously at its
                        effective rating (expressed in kW). Firm Operation shall
                        be demonstrated by a seventy-two (72) hour continuous
                        demonstration test at 85% of the Contract Capacity.

              2.18      First Period: The period of the Contract Term specified
                        in Section 3.1.

              2.19      Forced Outages: Any outage other than a scheduled outage
                        of the Generating Facility that fully or partially
                        curtails its electrical output.

              2.20      Generating Facility: All of Seller's generators,
                        together with all metering, protective and other
                        associated equipment and improvements, necessary to
                        produce electrical energy at Seller's Facility and
                        deliver such power to the Interconnecting Utility's
                        electric system, excluding associated land, land rights,
                        and interests in land.

              2.21      Generator: The generator(s) and associated prime
                        mover(s), which are a part of the Generating Facility.

              2.22      Incremental Heat Rate(s): Those Edison system values
                        expressed in Btu/kWh by time of delivery for the Summer
                        and Winter Periods which are authorized and adopted by
                        the Commission to be used in the calculation of Edison's
                        published avoided cost of energy.

              2.23      Interconnecting Utility: The electric utility, or any
                        other utility which takes delivery of electrical energy
                        generated by the Generating Facility.

              2.24      KVAR: Reactive kilovolt-ampere, a unit of measure of
                        reactive power.

              2.25      Operate: To provide the engineering, purchasing, repair,
                        supervision, training, inspection, testing, protection,
                        operation, use, management, replacement, retirement,
                        reconstruction, and

                        maintenance of and for the Generating Facility in
                        accordance with applicable California utility standards
                        and good engineering practices.

              2.26      Operating Representatives: Individual(s) appointed by
                        each Party for the purpose of securing effective
                        cooperation and interchange of information between the
                        Parties in connection with administration and technical
                        matters related to this Contract.

              2.27      Parties: Edison and Seller.

              2.28      Party: Edison or Seller.

              2.29      Peak Months: Those months which the Edison annual system
                        peak demand could occur.

         Currently, but subject to change with notice, the peak months for the
Edison system are June, July, August, and September.

              2.30      Point of Interconnection: The point where the electrical
                        energy generated by the Seller, at the Generating
                        Facility, is delivered to the Edison electric system.

              2.31      Protective Apparatus: That equipment and apparatus
                        installed by Seller and/or Interconnecting Utility
                        necessary for proper and safe operation of the
                        Generating Facility in parallel with the Interconnecting
                        Utility's electric system.

              2.32      Qualifying Facility: Cogeneration or Small Power
                        Production Facility which meets the criteria as defined
                        in Title 18, Code of Federal Regulations, Section
                        292.201 through 293.207.

              2.33      Second Period: The period of the Contract Term specified
                        in Section 3.2.

              2.34      Seller: The Party identified in Section 1.0.

              2.35      Seller's Facility: The premises and equipment of Seller
                        located as specified in Section 1.2.

              2.36      Small Power Production Facility: The facilities and
                        equipment which use biomass, waste, or Renewable
                        Resources, including wind, solar, geothermal, and water,
                        to produce electrical energy as defined in Title 18,
                        Code of Federal Regulations, Section 292.201 through
                        292.207.

              2.37      Summer Period: Defined in Edison's Tariff Schedule No.
                        Tou-8 as now in effect or as may hereafter be authorized
                        by the Commission.

              2.38      Tariff Schedule No. TOU-8: Edison's time-of-use energy
                        tariff for electric service exceeding 500 kW, as now in
                        effect or as may hereafter be authorized by the
                        Commission.

              2.39      Uncontrollable Forces: Any occurrence beyond the control
                        of a Party which causes that Party to be unable to
                        perform its

                                       10

                        obligations hereunder and which a Party has been unable
                        to overcome by the exercise of due diligence, including
                        but not limited to flood, drought, earthquake, storm,
                        fire, pestilence, lightning and other natural
                        catastrophes, epidemic, war, riot, civil disturbance or
                        disobedience, strike, labor dispute, action or inaction
                        of legislative, judicial, or regulatory agencies, or
                        other proper authority, which may conflict with the
                        terms of this Contract, or failure, threat of failure or
                        sabotage of facilities which have been maintained in
                        accordance with good engineering and operating practices
                        in California.

              2.40      Winter Period: Defined in Edison's Tariff Schedule No.
                        TOU-8 as now in effect or as may hereafter he authorized
                        by the Commission.

3. TERM

         This Contract shall be effective upon execution by the Parties and shall remain effective until either Party gives 90 days prior written notice of termination to the other Party, except that such notice of termination shall not be effective to terminate this Contract prior to expiration of the Contract Term specified in Section 1.8.

                                       11

              3.1       The First Period of the Contract Term shall commence
                        upon date of Firm Operation but not later than five
                        years from the date of execution of this Contract.

                        a.  If the Contract Term specified in Section 1.8 is 15
                            years, the First Period of the Contract Term shall
                            be for five years.

                        b.  If the Contract Term specified in Section 1.8 is 20,
                            25, or 30 years, the First Period of the Contract
                            Term shall be for 10 years.

                        c.  For Energy Payment Option 3 only, the First Period
                            of the Contract Term shall be 15 years, but shall
                            not extend beyond 1998.

              3.2       The Second Period of the Contract Term shall commence
                        upon expiration of the First Period and shall continue
                        for the remainder of the Contract Term.

4. GENERATING FACILITY

              4.1       Ownership

         The Generating Facility shall be owned or leased by Seller.

              4.2       Design

              4.2.1     Seller, at no cost to Edison, shall:

                        a.  Design the Generating Facility.

                                       12

                        b.  Acquire all permits and other approvals necessary
                            for the construction, operation, and maintenance of
                            the Generating Facility.

                        c.  Complete all environmental impact studies necessary
                            for the construction, operation, and maintenance of
                            the Generating Facility.

              4.2.2     Edison shall have the right to:

                        a.  Review the design of the Generating Facility's
                            electrical system. Such review shall be required if
                            necessary to maintain Edison Electric System
                            Integrity when in parallel with the Edison electric
                            system. Such review may include, but not be limited
                            to the Generator, governor, excitation system,
                            synchronizing equipment, protective relays, and
                            neutral grounding. The Seller shall be notified in
                            writing of the outcome of the Edison review within
                            30 days of the receipt of all specifications for the
                            Generating Facility's electrical system. Any flaws
                            perceived by Edison in the design shall be described
                            in Edison's written notice.

                        b.  Edison shall have the right to request modifications
                            to the design of the Generating Facility's
                            electrical system. Such modifications shall be
                            required if necessary to maintain

                                       13

                        Edison Electric System Integrity when in parallel with
                        the Edison electric system.

              4.3       Construction

              Edison shall have the right to review, consult with, and make recommendations regarding Seller's construction schedule and to monitor the construction and start-up of the Project. Seller shall notify Edison, at least one year prior to Firm Operation, of changes in Seller's Construction Schedule which may affect the date of Firm Operation.

              4.4       Operation

              4.4.1     The Generating Facility and Seller's Protective
                        Apparatus shall be operated and maintained in accordance
                        with applicable California utility industry standards
                        and good engineering practices with respect to
                        synchronizing, voltage and reactive power control.
                        Edison shall have the right to monitor operation of the
                        Project and may require changes in Seller's method of
                        operation if such changes are necessary, in Edison's
                        sole judgment, to maintain Edison Electric System
                        Integrity.

              4.4.2     Seller shall notify in writing Edison's Operating
                        Representative at least 14 days prior to the initial
                        delivery of electrical energy

                                       14

                        from the Generating Facility to the Point of
                        Interconnection. Edison shall have the right to have a
                        representative present.

              4.4.3     Edison shall have the right to require Seller to curtail
                        or reduce the delivery of electrical energy from the
                        Generating Facility to the Point of Interconnection,
                        whenever Edison determines, in its sole judgment, that
                        such curtailment or reduction is necessary to facilitate
                        maintenance of Edison's facilities, or to maintain
                        Edison Electric System Integrity. Each Party shall
                        endeavor to correct, within a reasonable period, the
                        condition on its system which necessitates the
                        curtailment or reduction delivery of electrical energy
                        from the Generating Facility. The duration of the
                        curtailment or reduction of delivery of electrical
                        energy from the Generating Facility shall be limited to
                        the period of time such a condition exists.

              4.4.4     Each Party shall keep the other Party's Operating
                        Representative informed as to the operating schedule of
                        their respective facilities affecting each other's
                        operation hereunder, including any reduction in Contract
                        Capacity availability. In addition, Seller shall provide
                        Edison with reasonable advance notice regarding its
                        scheduled outages including any reduction

                                       15

                        Contract Capacity availability. Reasonable advance
                        notice is as follows:

    SCHEDULED OUTAGE                                        ADVANCE NOTICE
   EXPECTIVE DURATION                                         TO EDISON
   Less than one day                                           24 Hours
    One day or more
 (except major overhauls)                                        1 Week
     Major overhaul                                            6 Months

              4.4.5     Notification by each Party's Operating Representative of
                        outage date and duration should be directed to the other
                        Party's operating Representative by telephone.

              4.4.6     Seller shall not schedule major overhauls during Peak
                        Months.

              4.4.7     Seller shall maintain an operating log at Seller's
                        Facility with records of: real and reactive power
                        production; changes in operating status, outages; and
                        any unusual conditions found during inspections. Changes
                        in setting shall also be logged for Generators which are
                        "block-loaded" to a specific kW capacity. In addition,
                        Seller shall maintain records applicable to the
                        Generating Facility, including the electrical
                        characteristics of the Generator and settings or
                        adjustments of the Generator control equipment.
                        Information maintained pursuant to this Section 4.4.7
                        shall be provided to Edison, within 30 days of Edison's
                        request.

                                       16

              4.4.8     The Seller warrants that the Generating Facility meets
                        the requirements of a Qualifying Facility as of the date
                        of initial delivery of electrical energy from the
                        Generating Facility to the Point of Interconnection and
                        continuing through the Contract Term.

              4.4.9     The Seller warrants that the Generating Facility shall
                        at all times conform to all applicable laws and
                        regulations. Seller shall obtain and maintain any
                        governmental authorizations and permits for the
                        continued operation of the Generating Facility. If at
                        any time Seller does not hold such authorizations and
                        permits, Seller agrees to reimburse Edison for any lots
                        which Edison incurs as a result of the Seller's failure
                        to maintain governmental authorization and permits.

              4.4.10    At Edison's request, Seller shall make all reasonable
                        effort to deliver power at an average rate of delivery
                        at least equal to the Contract Capacity during periods
                        of Emergency. In the event that the Seller has
                        previously scheduled an outage coincident with an
                        Emergency, Seller shall make all reasonable efforts to
                        reschedule the outage. The notification periods listed
                        in Section 4.4.4 shall be waived by Edison if Seller
                        reschedules the Outage.

                                       17

              4.4.11    Seller shall demonstrate the ability to provide Edison
                        the specified Contract Capacity during the seventy-two
                        (72) hour continuous demonstration test prior to the
                        date of Firm Operation. Thereafter, at least once per
                        year at Edison's request, Seller shall demonstrate the
                        ability to provide Contract Capacity for a reasonable
                        period of time as required by Edison. Seller's
                        demonstration of Contract Capacity shall be at Seller's
                        expense and conducted at a time and pursuant to
                        procedures mutually agreed upon by the Parties. If
                        Seller fails to demonstrate the ability to provide the
                        Contract Capacity, the Contract Capacity shall be
                        reduced by agreement of the Parties pursuant to Section
                        8.1.2.6.

              4.4.12    Seller shall maintain operating communications with the
                        Edison switching center designated by the Edison
                        Operating Representative. The operating communications
                        shall include, but not be limited to, system paralleling
                        or separation, scheduled and unscheduled shutdowns,
                        equipment clearances, levels of operating voltage or
                        power factors, and daily capacity and generation
                        reports.

              4.5       Maintenance

                                       18

              4.5.1     Seller shall maintain the Generating Facility in
                        accordance with applicable California utility industry
                        standards and good engineering and operating practices.
                        Edison shall have the right to monitor such maintenance
                        of the Generating Facility. Seller shall maintain and
                        deliver a maintenance record of the Generating Facility
                        to Edison's Operating Representatives upon request.

              4.5.2     Seller shall make a reasonable effort to schedule
                        routine maintenance during Off-Peak Months. Outages for
                        scheduled maintenance shall not exceed a total of 30
                        peak hours for the Peak Months.

              4.5.3     The allowance for scheduled maintenance is as follows:

                        a.   Outage periods for scheduled maintenance ( shall
                             not exceed 840 hours (35 days) in any l2-month
                             period. This allowance may be used in increments of
                             an hour or longer on a consecutive or
                             nonconsecutive basis.

                        b.   Seller may accumulate unused maintenance hours on a
                             year-to-year basis up to a maximum of 1,080 hours
                             (45 days). This accrued time must be used
                             consecutively and only for major overhauls.

                                       19

              4.6       Any review by Edison, under the terms of this Contract,
                        of the design, construction, operation, or maintenance
                        of the Generating Facility is solely for the information
                        of Edison. By making such review, Edison makes no
                        representation as to the economic and technical
                        feasibility, operational capability, or reliability of
                        the Generating Facility. Seller shall in no way
                        represent to any third party that any such review by
                        Edison of the Generating Facility, including, but not
                        limited to, any review of the design, construction,
                        operation, or maintenance of the Generating Facility by
                        Edison, is a representation by Edison as to the economic
                        and technical feasibility, operational capability, or
                        reliability of said facilities. Seller is solely
                        responsible for economic and technical feasibility,
                        operational capability, and reliability thereof.

              4.7       Edison shall have access to Seller's power-generating
                        facilities for the purpose of gathering technical
                        information and records. The technical information and
                        records shall include, but not be limited to, power
                        plant performance data an design, and operation and
                        maintenance data. Edison agrees not to interfere with
                        Seller's rules and regulations.

5. OPERATING OPTIONS

                                       20

              5.1       Seller shall Operate its Generating Facility pursuant to
                        the following options

                        a.   Operating Option I: Seller dedicates the excess
                             Generator output to Edison with no electrical
                             service required from Edison.

6.  ELECTRIC LINES AND ASSOCIATED EASEMENTS

              6.1       Edison shall, as it deems necessary or desirable, build
                        electric lines, facilities and other equipment, both
                        overhead and underground, on and off Seller's Facility,
                        for the purpose of effecting the agreements contained in
                        this Contract. The physical location such electric
                        lines, facilities and other equipment on Seller's
                        Facility shall be determined by agreement of the
                        Parties.

              6.2       Seller shall reimburse Edison for the cost of acquiring
                        property rights off Seller's Facility required by Edison
                        to meet its obligations under this Contract.

              6.3       Seller shall grant to Edison, without cost to Edison,
                        and by an instrument of conveyance, acceptable to
                        Edison, rights of way, easements and other property
                        interests necessary to construct, reconstruct, use,
                        maintain, alter, add to, enlarge, repair, replace,
                        inspect and remove, at any time, the electric lines,
                        facilities or

                                       21

                             other equipment, both overhead and underground,
                             which are required by Edison to effect the
                             agreements contained in the Contract. The rights of
                             ingress and egress at all reasonable times
                             necessary for Edison to perform the activities
                             contemplated in the Contract.

              6.4       The electric lines, facilities, or other equipment
                        referred to in this Section 6 installed by Edison on or
                        off Seller's Facility shall be and remain the property
                        of Edison.

              6.5       Edison shall have no obligation to seller for any delay
                        or cancellation due to inability to acquire a
                        satisfactory right of way, easements, or other property
                        interests.

7. METERING

              7.1       All meters and equipment used for the measurement of
                        electric power for determining Edison's payments to
                        Seller pursuant to this Contract shall be provided,
                        owned, and maintained by Edison at Seller's expense in
                        accordance, with Edison's Tariff Rule No. 21.

              7.2       The meters and equipment used for measuring the Energy
                        sold to Edison shall be located on the side of the Point
                        of Interconnection as specified by Seller in Section
                        1.12. If the

                                       22

                        metering equipment is located on Seller's side of the
                        Point of Interconnection, then a loss compensation
                        factor agreed upon by the Parties shall be applied. At
                        the written request of the Seller, and at Seller's sole
                        expense, Edison shall measure actual transformer losses.
                        If the actual measured value differs from the agreed
                        upon loss compensation factor, the actual value shall be
                        applied prospectively.

              7.3       For purposes of monitoring the Generator operation,
                        Edison shall have the right to require, at Seller's
                        expense, the installation of generation metering. Edison
                        may also require the installation of telemetering
                        equipment at Seller's expense for Generating Facilities
                        equal to or greater than 10 MW. Edison may require the
                        installation of telemetering equipment at Edison's
                        expense for Generating Facilities less than 10 MW.

              7.4       Edison's meters shall be sealed and the seals shall be
                        broken only when the meters are to be inspected, tested,
                        or adjusted by Edison; Seller shall be given reasonable
                        notice of testing and have the right to have its
                        Operating Representative present on such occasions.

              7.5       Edison's meters installed pursuant to this Contract
                        shall be tested by Edison, at Edison's expense, at least
                        once each year and at any

                                       23

                        reasonable time upon request by either Party, at the
                        requesting Party's expense. If Seller makes such
                        request, Seller shall reimburse said expense to Edison
                        within thirty days after presentation of a bill
                        therefor.

              7.6       Metering equipment found to be inaccurate shall be
                        repaired, adjusted, or replaced by Edison such that the
                        metering accuracy of said equipment shall be within two
                        percent. If metering equipment inaccuracy exceeds two
                        percent, the correct amount of Energy and Contract
                        Capacity delivered during the period of said inaccuracy,
                        and the appropriate compensation adjustments, shall be
                        estimated by Edison and agreed upon by the Parties.

8. POWER PURCHASE PROVISIONS

         Prior to the date of Firm Operation, Seller shall be paid for
Energy only pursuant to Edison's published avoided cost of energy based on
Edison's full avoided operating cost as periodically updated and accepted by the
Commission. If at any time Energy can be delivered to Edison and Seller is contesting the claimed jurisdiction of any entity which not issued a license or other approval for the Project, Seller, in its sole discretion and risk, may deliver Energy to Edison and for any Energy purchased by Edison Seller shall receive payment from Edison for (i) Energy pursuant to this Section, and (ii)
as-available capacity based on capacity price from the Standard Offer No. 1

                                       24

Capacity Payment Schedule as approved by the Commission. Unless and until all required licenses and approvals have been obtained, Seller may discontinue deliveries at any time.

              8.1       Capacity Payments

                        Seller shall sell to Edison and Edison shall purchase
                        from Seller capacity pursuant to the Capacity Payment
                        Option selected by Seller in Section 1.10. The Capacity
                        Payment Schedules will be based on Edison's full avoided
                        operating costs as approved by the Commission throughout
                        the life of this Contract.

              8.1.1     Capacity Payment Option A -- As Available Capacity. If
                        Seller selects Capacity Payment Option A, Seller shall
                        be paid a monthly capacity payment calculated pursuant
                        to the following formula:

              MONTHLY CAPACITY PAYMENTS = (A x D)+(B x D)+(C x D)

              Where A = kWh purchased by Edison at the Point of
                        Interconnection during on-peak periods defined in
                        Edison's Tariff Schedule No. TOU-8

                    B = kWh purchased by Edison at the Point of Interconnection during mid-peak periods defined in Edison's Tariff
                        Schedule No. TOU-8.

                                       25

                    C = kWh purchased by Edison at the Point of Interconnection during off-peak periods defined in Edison's Tariff
                        Schedule No. TOU-8.

                    D = The appropriate time differentiated capacity price from either the Standard Capacity Payment Schedule or
                        Forecast of Annual As-Available Capacity Payment
                        Schedule as specified by Seller in Section 1.10.

              8.1.1.1   If Seller specifies the Standard Offer No. 1 Capacity
                        Payment Schedule in Section 1.10, then the formula set
                        forth in Section 8.1.1 shall be computed with D equal to
                        the appropriate time differentiated capacity price from
                        the Standard Offer No. 1 Capacity Payment Schedule for
                        the Contract Term.

              8.1.1.2   If Seller specifies the Forecast of Annual As-Available
                        Capacity Payment Schedule in Section 1.10, the formula
                        set forth in Section 8.1.1 shall be computed as follows:

                        a.   During the First Period of the Contract Term D
                             shall equal the appropriate time differentiated
                             capacity price from the Forecast of Annual
                             As-Available Capacity Payment Schedule.

                        b.   During the Second Period of the Contract Term, the
                             formula shall be computed with D equal to the
                             appropriate time

                                       26

                             differentiated capacity price from Standard Offer
                             No. 1 Capacity Payment Schedule, but not less than
                             the greater of (i) the appropriate time
                             differentiated capacity price from the Forecast of
                             Annual As-Available Capacity Payment Schedule for
                             the last year of the First Period, or (ii) the
                             appropriate time differentiated capacity price from
                             the Standard Offer No. 1 Capacity Payment Schedule
                             for the first year of the Second Period.

              8.1.2     Capacity Payment Option B -- Firm Capacity Purchase

                        If Seller selects Capacity Payment Option B, Seller
                        shall provide to Edison for the Contract Term the
                        Contract Capacity specified in Section 1.5, or as
                        adjusted pursuant to Section 8.1.2.7, and Seller shall
                        be paid as follows:

              8.1.2.1   If Seller meets the performance requirements set forth
                        in Section 8.1.2.2, Seller shall be paid a Monthly
                        Capacity Payment, beginning from the date of Firm
                        Operation equal to the sum of the on-peak, mid-peak, and
                        off-peak Capacity Period Payments. Each capacity period
                        payment is calculated pursuant to the following,
                        formula:

                MONTHLY PERIOD CAPACITY PAYMENT = A x B x C x D

                                       27

                   Where  A = Contract Capacity Price specified in Section
                              1.10 based on the Standard Offer No. 2 Capacity
                              Payment Schedule as approved by the Commission and
                              in effect on the date of the execution of this
                              Contract.

                          B = Conversion factors to convert annual capacity
                              prices to monthly payments by time of delivery as
                              specified in Standard Offer No. 2 Capacity Payment
                              Schedule and subject to periodic modifications as
                              approved by the Commission.

                          C = Contract Capacity specified in Section 1.5.

                          D = Period Performance Factor, not to exceed 1.0,
                              calculated as follows:

                               (Period kWh purchased by Edison at the
                               Point of Interconnection limited by the
  Period Performance Factor =  level of Contract Capacity)
                               ---------------------------
                               (0.8 x Contract Capacity x (Period Hours minus
                               Maintenance Hours Allowed in Section 4.5.))

              8.1.2.2   Performance Requirements

                        To receive the Monthly Capacity Payment in Section
                        8.1.2.1, Seller shall provide the Contract Capacity in
                        each Peak Month for all on-peak hours as such peak hours
                        are defined in Edisons Tariff Schedule No. TOU-8 on file
                        with the Commission, except that Seller is entitled to a
                        20% allowance for Forced Outages for

                                       28

                        each Peak Month. Seller shall not be subject to such
                        performance requirements for the remaining hours of the
                        year.

                        a.   If Seller fails to meet the requirements specified
                             in Section 8.1.2.2, Seller, in Edison's sole
                             discretion, may be placed on probation for a period
                             not to exceed 15 months. If Seller fails to meet
                             the requirements specified in Section 8.1.2.2
                             during the probationary period, Edison may derate
                             the Contract Capacity to the greater of the
                             capacity actually delivered during the probationary
                             period, or the capacity at which Seller can
                             reasonably meet such requirements. A reduction in
                             Contract Capacity as a result of this Section
                             8.1.2.2 shall be subject to Section 8.1.2.6.

                        b.   If Seller fails to meet the requirements set forth
                             in Section 8.1.2.2 due to a Forced Outage on the
                             Edison system or a request to reduce or curtail
                             delivery under Section 8.4, Edison shall continue
                             Monthly Capacity Payments pursuant to Capacity
                             Payment Option B. The Contract Capacity curtailed
                             shall be treated the same as scheduled maintenance
                             outages in the Calculation of the Monthly Capacity
                             Payment.

              8.1.2.3   If Seller is unable to provide Contract Capacity due to
                        Uncontrollable Forces, Edison shall continue Monthly
                        Capacity

                                       29

                        Payments for 90 days from the occurrence of the
                        Uncontrollable Force. Monthly Capacity Payments payable
                        during a period of interruption or reduction by reason
                        of an Uncontrollable Force shall be treated the same as
                        scheduled maintenance outages. An Uncontrollable Force
                        on the Interconnecting Utility's electrical system which
                        results in an interruption or a reduction in the
                        delivery of electrical energy generated by the
                        Generating Facility to the Point of Interconnection
                        shall be specifically excluded from the provisions of
                        this Section 8.1.2.3.

              8.1.2.4   Hydroelectric facilities which have their Contract
                        Capacity based on five dry-year average, shall not have
                        their Contract Capacity derated when failure to meet the
                        requirements set forth in Section 8.1.2.2 is due solely
                        to the occurrence of a dry year which is drier than the
                        five dry-year average.

              8.1.2.5   Capacity Bonus Payment

         For Capacity Payment Option B, Seller may receive a Capacity Bonus
Payment as follows:

                        a.   Bonus During Peak Months -- For a Peak Month,
                             Seller shall receive a Capacity Bonus Payment if
                             (i) the requirements set forth in Section 8.1.2.2
                             have been met, and (ii) the on-peak capacity factor
                             exceeds 85%.

                                       30

                        b.   Bonus During Non-Peak Months - For a non-peak
                             month, Seller shall receive a Capacity Bonus
                             Payment if (i) the requirements set forth in
                             Section 8.1.2.2 have been met, (ii) the on-Peak
                             capacity factor for each Peak Month during the year
                             was at least 85%, and (iii) the on-peak capacity
                             factor for the non-peak month exceeds 85%.

                        c.   For any eligible month, the Capacity Bonus Payment
                             shall be calculated as follows:

                      CAPACITY BONUS PAYMENT= A x B x C x D

                   Where  A = (1.2 x On-Peak Capacity Factor) - 1.02

                   Where the On-Peak Capacity Factor, not to exceed 1.0, is
                   calculated as follows:

                              (Period kWh purchased by Edison at the Point of
                              Interconnection limited by the level of Contract
                              Capacity)
                              --------------------------------------------------
  On-Peak Capacity Factor =   ((Contract Capacity) x (Period Hours minus
                              Maintenance Hours Allowed in Section 4.5))

                          B = Contract Capacity Price specified in Section 1.10
                              for Capacity Payment Option B

                          C = 1/12

                          D = Contract Capacity specified in Section 1.5

                                       31

                        d.   When Seller is entitled to receive a Capacity Bonus
                             Payment, the Monthly Capacity Payment shall be the
                             sum of the Monthly Capacity Payment pursuant to
                             Section 8.1.2.1 and the Monthly Capacity Bonus
                             Payment pursuant to this Section.

              8.1.2.6   Capacity Reduction

                        a.   Seller may reduce the Contract Capacity specified
                             in Section 1.5, provided that Seller gives Edison
                             prior written notice for a period determined by the
                             amount of Contract Capacity reduced as follows:

   Amount of Contract                                      Length of Capacity
    Capacity Reduced                                         Notice Required
   --------------------                                    ------------------
   25,000 kW or under                                          l2 months
   25,001 - 50,000 kW                                          36 months
   50,001 - 100,000 kW                                         48 months
       over 100,000 kW                                         60 months

                        b.   Subject to Section 9.2, Seller shall refund to
                             Edison with interest at the current published
                             Federal Reserve Board three months prime commercial
                             paper rate an amount equal to the difference
                             between (i) the accumulated Monthly Capacity
                             Payments paid by Edison pursuant to Capacity
                             Payment Option B up to the time the reduction
                             notice is received by

                                       32

                             Edison, and (ii) the total capacity payments which
                             Edison would have paid if based on the Adjusted
                             Capacity Price.

                        c.   From the date the reduction notice is received to
                             the date of actual capacity reduction, Edison shall
                             make capacity payments based on the Adjusted
                             Capacity Price for the amount of Contract Capacity
                             being reduced.

                        d.   Seller may reduce Contract Capacity without the
                             notice prescribed in Section 8.1.2.6(a), provided
                             that Seller shall refund to Edison the amount
                             specified in section 8.1.2.6(b) and an amount equal
                             to: (i) the amount of Contract Capacity being
                             reduced, times (ii) the difference between the
                             Current Capacity Price and the Contract Capacity
                             Price, times (iii) the number of years and
                             fractions thereof (not less than one year) by which
                             the Seller has been deficient in giving prescribed
                             notice. If the Current Capacity Price is less than
                             the Contract Capacity Price only payment under
                             Section 8.1.2.6(b) shall be due to Edison.

              8.1.2.7   Adjustment to Contract Capacity The Parties may agree in
                        writing at any time to adjust the Contract Capacity.
                        Seller may reduce the Contract Capacity pursuant to
                        Section 8.1.2.6. Seller may increase the Contract
                        Capacity with Edison's approval and

                                       33

                        thereafter receive payment for the increased capacity in
                        accordance with the Contract Capacity Price for the
                        Capacity Payment Option selected by Seller for the
                        remaining Contract Term.

              8.1.2.8   For Capacity Payment Option B, Seller shall be paid for
                        capacity in excess of Contract Capacity based of the
                        as-available capacity price in Standard Offer No. 1
                        Capacity Payment Schedule, as updated and approved by
                        the Commission.

              8.2       Energy Payments - First Period

                        During the First Period of the Contract Term, Seller
                        shall be paid a Monthly Energy Payment for the Energy
                        delivered by the Seller to Edison at the Point of
                        Interconnection pursuant to the Energy Payment Option
                        selected by Seller in Section 1.11, as follows.

              8.2.1     Energy Payment Option 1 -- Forecast of Annual Marginal
                        Cost of Energy.

                        If Seller selects Energy Payment Option 1, then during
                        the First Period of the Contract Term, Seller shall be
                        paid a Monthly Energy Payment for Energy delivered by
                        Seller and purchased by Edison at the Point of
                        Interconnection during each month in

                                       34

                        the First Period of the Contract Term pursuant to the
                        following formula:

              MONTHLY ENERGY PAYMENT = (A x D) + (B x D) + (C x D)

                    Where A  =  kWh purchased by Edison at the Point of
                                Interconnection during on-peak periods defined
                                in Edison's Tariff Schedule No. TOU-8.

                          B  =  kWh purchased by Edison at the Point of
                                Interconnection during mid-peak periods defined
                                in Edison's Tariff Schedule No. TOU-8.

                          C  =  kWh purchased by Edison at the Point of
                                Interconnection during off-peak periods defined
                                in Edison's Tariff Schedule No. TOU-8.

                          D  =  The sum of:

                                (i) the appropriate time differentiated energy
                                price from the Forecast of Annual Marginal Cost
                                of Energy, multiplied by the decimal equivalent
                                of the percentage of the forecast specified in
                                Section 1.11, and (ii) the appropriate time
                                differentiated energy price from Edison's
                                published avoided cost of energy multiplied by
                                the decimal equivalent of the percentage of the
                                published energy price specified in Section
                                1.11.

                                       35

              8.2.2     Energy Payment Option 2 -- Levelized Forecast of
                        Marginal Cost of Energy. If Seller selects Energy
                        Payment Option 2, then during the First Period of the
                        Contract Term, Seller shall be paid a Monthly Energy
                        Payment for Energy delivered by Seller and purchased by
                        Edison at the Point of Interconnection each month during
                        the First Period of the Contract Term pursuant to the
                        following formula:

              MONTHLY ENERGY PAYMENT = (A x D) + (B x D) + (C x D)

                    Where A = kWh purchased by Edison at the Point of
                              Interconnection during on-peak periods
                              defined in Edison's Tariff Schedule No. TOU-8.

                          B = kWh purchased by Edison at the Point of
                              Interconnection during mid-peak periods defined in
                              Edison's Tariff Schedule No. TOU-8.

                          C = kWh purchased by Edison at the Point of
                              Interconnection during off-peak periods defined in
                              Edison's Tariff Schedule No. TOU-8.

                          D = The sum of:

                              (i) the appropriate time differentiated energy
                              price from the Levelized Forecast of Marginal Cost
                              of Energy, for the First Period of the Contract
                              Term multiplied by the decimal

                                       36

                              equivalent of the percentage of the levelized
                              forecast specified in Section 1.11, and (ii) the
                              appropriate time differentiated energy price from
                              Edison's published avoided cost of energy
                              multiplied by the decimal equivalent of the
                              percentage of the published energy price specified
                              in Section 1.11.

              8.2.2.1   Performance Requirement for Energy Payment Option 2
                        During the First Period when the annual forecast
                        referred to in Section 8.2.1 is greater than the
                        levelized forecast referred to in Section 8.2.2, Seller
                        shall deliver to Edison at least 70 percent of the
                        average annual kWh delivered to Edison during those
                        previous periods when the levelized forecast referred to
                        in Section 8.2.2 is greater than the annual forecast
                        referred to in Section 8.2.1 as resource conditions
                        permit for solar, wind, and hydro Generating Facilities
                        and excluding uncontrollable forces. If Seller does not
                        meet the performance requirements of this Section
                        8.2.2.1, Seller shall be subject to Section 8.5.

              8.2.3     Energy Payment Option 3 - Forecast of Incremental Energy
                        Rate (IER)

                        If Seller selects Energy Payment Option 3, Seller shall
                        be paid a Monthly Energy Payment for Energy delivered by
                        Seller and

                                       37

                        purchased by Edison at the Point of Interconnection each
                        month during the First Period of the Contract Term based
                        on the Forecast of Incremental Energy Rates authorized
                        by the Commission as specified in Section 1.11. The
                        Monthly Energy Payment for Energy delivered by Seller
                        and purchased by Edison at the Point of Interconnection
                        shall be calculated pursuant to the following formula:

              MONTHLY ENERGY PAYMENT = (A x D) + (B x D) + (C x D)

                   Where A = kWh purchased by Edison at the Point of
                             Interconnection during on-peak periods defined in
                             Edison's Tariff Schedule No. TOU-8.

                         B = kWh purchased by Edison at the Point of
                             Interconnection during mid-peak periods defined in
                             Edison's Tariff Schedule No. TOU-8.

                         C = kWh purchased by Edison at the Point of
                             Interconnection during off-peak periods defined in
                             Edison's Tariff Schedule No, T0U-8.

                         D = appropriate time differentiated energy price equal
                             to:

                             D = (i + ii + iii) x iv

                 Where (i) = the proportion of time express in hours oil is expected to be the avoided fuel.

                                       38

                         x = IER, converted to the appropriate time of delivery
                             for Winter/Summer Periods, expressed in Btu/kWh

                             x  Price of boiler oil fuel, expressed in $/million
                                Btu used in Edison's published avoided cost of
                                energy

                      (ii) = The proportion of time expressed in hours gas is
                             expected to be the avoided fuel

                           = IER, converted to the appropriate time of delivery
                             for Winter/Summer Periods, expressed in Btu/kWh

                             x  Gas IER conversion factor of 1.035

                             x  Price of gas pursuant to Southern California Gas
                                Co. Tariff Schedule No. GN-5, expressed in $/
                                million Btu used in Edison's published avoided
                                cost of energy

                     (iii) = Variable Operating and Maintenance expense
                             expressed in(cent)/kWh as accepted by the
                             Commission

                      (iv) = Energy Loss Adjustment Factor as authorized by the
                             Commission

              8.2.3.1   Seller may elect during the First Period to specify a
                        range in increments of 100 Btu/kwh above and below
                        Edison's Forecast of Incremental Energy Rates in effect
                        at the time of execution of this Contract as specified
                        in Section 1.11 for the basis of calculation of Seller's
                        Monthly Energy Payment.

                                       39

                        a.   If the Incremental Heat Rates for the Edison system
                             fall within the range of the forecast IER and
                             increments specified in Section 1.11, Seller's
                             Monthly Energy Payment shall be equal 100% of
                             Edison's published avoided cost of energy as
                             updated and authorized by the Commission pursuant
                             to the formula set forth in Section 8.3.

                        b.   If the Incremental Heat Rates for the Edison system
                             fall outside the range of the forecast IER and
                             increments specified in Section 1.11, Seller's
                             Monthly Energy Payment shall be calculated pursuant
                             to the formula used in Section 8.2.3 using as the
                             IER the following value:

        IER = Forecast IER + IER increments as specified in Section 1.11.

              8.3       Energy Payments - Second Period

                        During the Second Period of the Contract Term, Seller
                        shall be paid a Monthly Energy Payment for Energy
                        delivered by Seller and purchased by Edison at the Point
                        of Interconnection at a rate equal to 100% of Edison's
                        published avoided cost of energy based on Edison's full
                        avoided operating cost as updated periodically and
                        accepted by the Commission, pursuant to the following
                        formula:

MONTHLY ENERGY PAYMENT = kWh purchased by Edison at the Point of Interconnection for each on-peak, mid-peak, and

                                       40

                         off-peak time period defined in Edison's Tariff
                         Schedule No. TOU-8

                       x Edison's published avoided cost of energy by time of
                         delivery for each time period.

              8.4       Edison shall not be obligated to accept or pay for
                        Energy, and may request Seller whose Generating Facility
                        is one (1) MW or greater to discontinue or reduce
                        delivery of Energy, for not more than 300 hours annually
                        during off-peak hours when (i) purchases would result in
                        costs greater than those which Edison would incur if it
                        did not purchase Energy from Seller but instead utilized
                        an equivalent amount of Energy generated from another
                        Edison source, or (ii) the Edison Electric System demand
                        would require that Edison hydro-energy be spilled to
                        reduce generation.

             8.5       Energy Payment Refund

                        If Seller elects Energy Payment Option 2, Seller shall
                        be subject to the following:

                        8.5.1     If Seller fails to perform the Contract
                                  obligations for any reason during the First
                                  Period of the Contract Term, or fails to meet
                                  the performance requirements set forth in
                                  Section 1.2.2.1, and at the time of such
                                  failure to perform, the net present value of
                                  the cumulative Energy payments received by
                                  Seller pursuant

                                       41

                                  to Energy Payment Option 2 exceeds the net
                                  present value of what Seller would have been
                                  paid pursuant to Energy payment refund equal
                                  to the difference in such net present values
                                  in the year in which the refund is due. The
                                  present value calculation shall be based upon
                                  the rate of Edison's incremental cost of
                                  capital specified in Section 1.11.

                        8.5.2     Not less than 90 days prior to the date Energy
                                  is first delivered to the Point of
                                  Interconnection, Seller shall provide and
                                  maintain a performance bond, surety bond,
                                  performance insurance, corporate guarantee, or
                                  bank letter of credit, satisfactory to Edison,
                                  which shall insure payment to Edison of the
                                  Energy Payment Refund at any time during the
                                  First Period. Edison may, in its sole
                                  discretion accept another form of security
                                  except that in such instance a 1-1/2 percent
                                  reduction shall then apply to the levelized
                                  forecast referred to in Section 8.2.2 in
                                  computing payments for Energy. Edison shall be
                                  provided with certificates evidencing Seller's
                                  compliance with the security requirements in
                                  this Section which shall also include the
                                  requirement that Edison be given 90 days prior
                                  written notice of the expiration of such
                                  security.

                                       42

                        8.5.3     If Seller fails to provide replacement
                                  security not less than 60 days prior to the
                                  date of expiration of existing security, the
                                  Energy Payment Refund provided in Section 8.5
                                  shall be payable forthwith. Thereafter,
                                  payments for Energy shall be 100 percent of
                                  the Monthly Energy Payment provided in Section
                                  8.2.1.

                        8.5.4     If Edison at any time determines the security
                                  to be otherwise inadequate, and so notifies
                                  Seller, payments thereafter for Energy shall
                                  be 100 percent of the Monthly Energy Payment
                                  provided in Section 8.2.1. If within 30 days
                                  of the date Edison gives notice of such
                                  inadequacies, Seller satisfies Edison's
                                  security requirements, Energy Payment Option 2
                                  shall be reinstated. If Seller fails to
                                  satisfy Edison's security requirements within
                                  the 30-day period, the Energy Payment Refund
                                  provided in Section 8 shall be payable
                                  forthwith.

             9.         PAYMENT AND BILLING PROVISIONS

                        9.1       For Energy and capacity purchased by Edison:

                        9.1.1     Edison shall mail to Seller not later than
                                  thirty days after the end of each monthly
                                  billing period (1) a statement showing the
                                  Energy and Contract Capacity delivered to
                                  Edison during the on-peak, mid-peak, and
                                  off-peak

                                       43

                                  periods, as those periods are specified in
                                  Edison's Tariff Schedule No. TOU-8 for that
                                  monthly billing period, (2) Edison's
                                  computation of the amount due Seller, and (3)
                                  Edison's check in payment of said amount.

                        9.1.2     If the monthly payment period involves
                                  portions of two different published Energy
                                  payment schedule periods, the monthly Energy
                                  payment shall be prorated on the basis of the
                                  percentage of days at each price.

                        9.1.3     If the payment period is less than 27 days or
                                  greater than 33 days, the capacity payment
                                  shall be prorated on the basis of the average
                                  days per month per year.

                        9.1.4     If within thirty days of receipt of the
                                  statement Seller does not make a report in
                                  writing to Edison of an error, Seller shall be
                                  deemed to have waived any error in Edison's
                                  statement, computation, and payment, and they
                                  shall be considered correct and complete.

                        9.2   Payments due to Contract Capacity Reduction

                        9.2.1     The Parties agree that the refund and payments
                                  provided in Section 8.1.2.6 represent a fair
                                  compensation for the reasonable losses that
                                  would result from such reduction of Contract
                                  Capacity.

                                       44

                        9.2.2     In the event of a reduction in Contract
                                  Capacity, the quantity, in kW, by which the
                                  Contract Capacity is reduced shall be used to
                                  calculate the refunds and payments due Edison
                                  in accordance with Section 8.1.2.6, as
                                  applicable.

                        9.2.3     Edison shall provide invoices to Seller for
                                  all refunds and payments due Edison under this
                                  section which shall be due within 60 days.

                        9.2.4     If Seller does not make payments as required
                                  in Section 9.2.3, Edison shall have the right
                                  to offset any amounts due it against any
                                  present or future payments due Seller and may
                                  pursue any other remedies available to Edison
                                  as a result of Seller's failure to perform.

                        9.3       Energy Payment Refund

                                  Energy Payment Refund is immediately due and
                                  payable upon Seller's failure to perform the
                                  contract obligations as specified in Section
                                  8.5.

              10.       TAXES

                        10.1      Seller shall pay ad valorem taxes and other
                                  taxes properly attributable to the Generating
                                  Facility. If such taxes are assessed

                                       45

                                  or levied against Edison, Seller shall pay
                                  Edison for such assessment or levy.

                        10.2      Seller shall pay ad valorem taxes and other
                                  taxes properly attributed to land, land
                                  rights, or interest in Land for the Generating
                                  Facility. If such taxes are assessed or levied
                                  against Edison, seller shall pay Edison for
                                  such assessment or levy.

                        10.3      Seller or Edison shall provide information
                                  concerning the Generating Facility to any
                                  requesting taxing authority.

              11.       TERMINATION

                        11.1      This Contract shall terminate if Firm
                                  Operation does not occur within 5 years of the
                                  date of Contract execution.

              12.       LIABILITY

                        12.1      Each Party (First Party) releases the other
                                  Party (Second Party), its directors, officers,
                                  employees and agents from any loss, damage,
                                  claim, cost, charge, or/expense of any kind or
                                  nature (including any direct, indirect or
                                  consequential loss, damage, claim, cost,
                                  charge, or expense), including attorneys' fees
                                  and other costs of litigation, incurred by the
                                  First Party in connection with damage to
                                  property of the First Party caused by or
                                  arising out of the Second Party's
                                  construction, engineering, repair,
                                  supervision, inspection, testing, protection,
                                  operation,

                                       46

                                  maintenance, replacement, reconstruction, use
                                  or ownership of its facilities, to the extent
                                  that such loss, damage, claim, cost, charge,
                                  or expense is caused by the negligence of
                                  Second Party, its directors, officers,
                                  employees, agents, or any person or entity
                                  whose negligence would be imputed to Second
                                  Party.

                        12.2      Each Party shall indemnify and hold harmless
                                  the other Party, its directors, officers, and
                                  employees or agents from and against any loss,
                                  damage, claim, cost, charge, or expense of any
                                  kind or nature (including direct, indirect or
                                  consequential loss, damage, claim, cost,
                                  charge, or expense), including attorney's fees
                                  and other costs of litigation, incurred by the
                                  other Party in connection with the injury to
                                  or death of any person or damage to property
                                  of a third party arising out of the
                                  indemnifying Party's construction,
                                  engineering, repair, supervision, inspection,
                                  testing, protection, operation, maintenance,
                                  replacement, reconstruction, use, or ownership
                                  of its facilities, to the extent that such
                                  loss, damage, claim, cost, charge, or expense
                                  is caused by the negligence of the
                                  indemnifying Party, its directors, officers,
                                  employees, agents, or any person or entity
                                  whose negligence would be imputed to the
                                  indemnifying Party; provided, however, that
                                  each Party shall be solely responsible

                                       47

                                  for and shall bear all cost of claims brought
                                  by its contractors or its own employees and
                                  shall indemnify and hold harmless the other
                                  Party for any such costs including costs
                                  arising out of any workers compensation law.
                                  Seller releases and shall defend and indemnify
                                  Edison from any claim, cost, loss, damage, or
                                  liability arising from any contrary
                                  representation concerning the effect of
                                  Edison's review of the design, construction,
                                  operation, or maintenance of the Generating
                                  Facility.

                        12.3      The provisions of this Section 12 shall not be
                                  construed so as to relieve any insurer of its
                                  obligations to pay any insurance claims in
                                  accordance with the provisions of any valid
                                  insurance policy.

                        12.4      Neither Party shall be indemnified under this
                                  Section 12 for its liability or loss resulting
                                  from its sole negligence or willful
                                  misconduct.

              13.       INSURANCE

                        13.1      Until Contract is terminated, Seller shall
                                  obtain and maintain in force as hereinafter
                                  provided comprehensive general liability
                                  insurance, including contractual liability
                                  coverage, with a combined single limit of (i)
                                  not less than $1,000,000 each occurrence for
                                  Generating Facilities 100 kW or greater; (ii)
                                  not less than $500,000 for each occurrence for
                                  Generating Facilities

                                       48

                                  between 20 kW and 100 kW; and (iii) not less
                                  than $100,000 for each occurrence for
                                  Generating Facilities less than 20 kW. The
                                  insurance carrier or carriers and form of
                                  policy shall be subject to review and approval
                                  Edison.

                        13.2      Prior to the date Seller's Generating Facility
                                  is first operated in parallel with Edison's
                                  electric system, Seller shall (i) furnish
                                  certificate of insurance to Edison, which
                                  certificate shall provide that such insurance
                                  shall not be terminated nor expire except on
                                  thirty days prior written notice Edison, (ii)
                                  maintain such insurance in effect for so long
                                  as Seller's Generating Facility is operated in
                                  parallel with Edison's electric system, and
                                  (iii) furnish to Edison an additional insured
                                  endorsement with respect to such insurance in
                                  substantially the following form:

                                  "In consideration of the premium charged,
                                  Southern California Edison Company (Edison) is
                                  named as additional insured with respect to
                                  all liabilities arising out of Seller's use
                                  and ownership of Seller's Generating
                                  Facility." "The inclusion of more than one
                                  insured under this policy shall not operate to
                                  impair the rights of one insured against
                                  another insured and the coverages afforded by
                                  this policy will apply as though separate

                                       49

                                  policies had been issued to each insured. The
                                  inclusion of more than one insured will not,
                                  however, operate to increase the limit of the
                                  carrier's liability. Edison will not, by
                                  reason of its inclusion under this policy,
                                  incur liability to the insurance carrier for
                                  payment of premium for this policy."

                                  "Any other insurance carried by Edison which
                                  may be applicable shall be deemed excess
                                  insurance and Seller's insurance primary for
                                  all purposes despite any conflicting
                                  provisions in Seller's policy to the
                                  contrary."

                                  If the requirement of Section 13.2(iii)
                                  prevents Seller from obtaining the insurance
                                  required in Section 13.1, then upon written
                                  notification by Seller to Edison Section
                                  13.2(iii) shall be waived.

                        13.3      The requirements of this Section 13 shall not
                                  apply to Seller who is a self-insured
                                  governmental agency with established record of
                                  self-insurance. Edison agrees to review
                                  requests by Seller to waive the requirements
                                  of this Section 13 for Seller, who is a
                                  self-insured non-governmental agency with an
                                  established record of self-insurance. Edison's
                                  consent to such waiver shall not be
                                  unreasonably withheld.

                                       50

                        13.4      If Seller fails to comply with the provisions
                                  of this Section 13, Seller shall, at its own
                                  cost, defend, indemnify, and hold harmless
                                  Edison, its directors, officers, employees,
                                  agents, assigns, and successors in interest
                                  from and against any and all loss, damage,
                                  claim, cost, charge, or expense of any kind or
                                  nature (including direct, indirect or
                                  consequential loss, damage, claim, cost,
                                  charge, or expense, including attorneys' fees
                                  and other costs of litigation) resulting from
                                  the death or injury to any person or damage to
                                  any property, including the personnel and
                                  property of Edison, to the extent that Edison
                                  would have been protected had Seller complied
                                  with all of the provisions of this Section 13.

              14.       UNCONTROLLABLE FORCES

                        14.1      Neither Party shall be considered to be in
                                  default in the performance of any of the
                                  agreements contained in this Contract, except
                                  for obligations to pay money, when and to the
                                  extent failure of performance shall be caused
                                  by an Uncontrollable Force.

                        14.2      If either Party because of an Uncontrollable
                                  Force is rendered wholly or partly unable to
                                  perform its obligations under this Contract,
                                  the Party shall be excused from whatever
                                  performance

                                       51

                                  is affected by the Uncontrollable Force to the
                                  extent so affected provided that:

                                  (1)  the nonperforming Party, within two weeks
                                       after the occurrence of the
                                       Uncontrollable Force, gives the other
                                       Party written notice describing the
                                       particulars of the occurrence,

                                  (2)  the suspension of performance is of no
                                       greater scope and of no longer duration
                                       than is required by the Uncontrollable
                                       Force,

                                  (3)  the nonperforming Party uses its best
                                       efforts to remedy its inability to
                                       perform (this subsection shall not
                                       require the settlement of any strike,
                                       walkout, lockout or other labor dispute
                                       on terms which, in the sole judgment of
                                       the Party involved in the dispute, are
                                       contrary to its interest. It is
                                       understood and agreed that the settlement
                                       of strikes, walkouts, lockouts or other
                                       `labor disputes shall be at the sole
                                       discretion of the Party having the
                                       difficulty),

                                  (4)  when the nonperforming Party is able to
                                       resume performance of its obligations
                                       under this Contract, that Party shall
                                       give the other Party written notice to
                                       that effect, and

                                       52

                                  (5)  capacity payments during such periods of
                                       Uncontrollable Force on Seller's part
                                       shall be governed by Section 8.1.2.3.

                        14.3      In the event that either Party's ability to
                                  perform cannot be corrected when the
                                  Uncontrollable Force caused by the actions or
                                  inactions of legislative, judicial or
                                  regulatory agencies or other proper authority,
                                  this Contract may be amended to comply with
                                  the legal or regulatory change which caused
                                  the nonperformance.

                                  If a loss of Qualifying Facility status occurs
                                  due to an Uncontrollable Force and Seller
                                  fails to make the changes necessary to
                                  maintain its Qualifying Facility status, the
                                  Seller shall compensate Edison for any
                                  economic detriment incurred by Edison as a
                                  result of such failure.

              15.       NONDEDICATION OF FACILITIES

                        Neither Party, by this Contract, dedicates any part of
                        its facilities involved in this Generating Facility to
                        the public or to the service provided under the
                        Contract, and such service shall cease upon termination
                        of the Contract.

              16.       PRIORITY OF DOCUMENTS

                        If there is a conflict between this document and any
                        Appendix, the provisions of this document shall govern.
                        Each Party shall notify the

                                       53

                        other immediately upon the determination of the
                        existence of any such conflict.

              17.       NOTICES AND CORRESPONDENCE

                        All notices and correspondence pertaining to this
                        Contract shall be in writing and shall be sufficient if
                        delivered in person or sent by certified mail, postage
                        prepaid, return receipt requested, to Seller as
                        specified in Section 1.1, or to Edison as follows;

                            Southern California Edison Company
                            Post Office Box 500
                            Rosemead, California 91770
                            Attention: Secretary

                        All notices sent pursuant to this Section 17 shall be
                        effective when received, and each Party shall be
                        entitled to specify as its proper address any other
                        address in the United States upon written notice to the
                        other Party.

              18.       PREVIOUS COMMUNICATIONS

                        This Contract contains the entire agreement and
                        understanding between the Parties, their agents, and
                        employees as to the subject matter of this Contract, and
                        merges and supersedes all prior agreements, commitments,
                        representations, and discussions between the Parties. No
                        Party shall be bound to any prior obligations,

                                       54

                        conditions or representations with respect to the
                        subject matter of this Contract.

              19.       NONWAIVER

                        None of the provisions of the Contract shall be
                        considered waived by either Party except when such
                        waiver is given in writing. The failure of either Edison
                        or Seller to insist in any one or more instances upon
                        strict performance of any of the provisions of the
                        Contract or to take advantage of any of its rights
                        hereunder shall not be construed as a waiver of any such
                        provisions or the relinquishment of any such rights for
                        the future, but the same shall continue to remain in
                        full force and effect.

              20.       SUCCESSORS AND ASSIGNS

                        Neither Party shall voluntarily assign its rights nor
                        delegate its duties under this Contract, or any part of
                        such rights or duties, without the written consent of
                        the other Party, except in connection with the sale or
                        merger of a substantial portion of its properties or
                        except an assignment to an Affiliate. "Affiliate" shall
                        mean a Party's parent, a Party's subsidiary or any
                        company of which a Party's parent is a parent. "Parent"
                        shall mean a company which owns directly or indirectly
                        more than 50% of the shares entitled to vote in an
                        election of directors of another company. Any such

                                       55

                        assignment or delegation made without such written
                        consent shall be null and void. Consent for assignment
                        shall not be withheld unreasonably. Such assignment
                        shall include, unless otherwise specified therein, all
                        of Seller's rights to any refunds which might become due
                        under this Contract.

              21.       EFFECT OF SECTION READINGS

                        Section headings appearing in this Contract are inserted
                        for convenience only, and shall not be construed as
                        interpretations of text.

              22.       GOVERNING LAW

                        This Contract shall be interpreted, governed, and
                        construed under the laws of the State of California as
                        if executed and to be performed wholly within the State
                        of California.

              23.       MULTIPLE ORIGINALS

                        This Contract is executed in two counterparts, each of
                        which shall be deemed an original.

              24.       TRANSMISSION AND INTERCONNECTION

                        24.1      Seller shall be solely responsible, using all
                                  reasonable efforts, to negotiate and conclude
                                  all required transmission and interconnection
                                  agreements with the Interconnecting Utility.
                                  Such agreements shall provide for the
                                  transmission of electrical

                                       56

                                  energy generated by the Generating Facility to
                                  the Point of Interconnection.

                        24.2      It is contemplated that these agreements shall
                                  include:

                        24.2.1    An agreement between Seller and/or syndicate
                                  (which includes Seller), and the
                                  Interconnecting Utility to develop those
                                  facilities, as determined by the
                                  Interconnecting Utility, which are necessary
                                  to transmit electrical energy generated by the
                                  Generating Facility to the Point of
                                  Interconnection. Such agreement shall be
                                  executed no later than 36 months prior to the
                                  expected date of Firm Operation as specified
                                  in Section 1.7. Such agreement should include
                                  the following terms:

                                a)  Financial responsibility

                                b) Default/Remedies;

                                c) Facilities and scope of work associated
                                thereto; and

                                d) Scheduling provisions reflecting the
                                development of the facilities.

                        24.2.2    An agreement between Seller and the
                                  Interconnecting Utility for the transmission
                                  services necessary to transmit the electrical
                                  energy generated by the Generating Facility to
                                  the Point of Interconnection. Such an
                                  agreement shall be executed no later

                                       57

                                  than three months prior to the expected date
                                  of Firm Operation as specified in Section 1.7.

                        24.2.3    An agreement between Seller and the
                                  Interconnecting Utility for the
                                  interconnection of the Generating Facility and
                                  the Interconnecting Utility. Such agreement
                                  shall be executed no later than three months
                                  prior to the expected date of Firm Operation
                                  as specified in Section 1.7.

                        24.2.4    Edison shall, in its reasonable judgement,
                                  determine if the proposed arrangements
                                  described in this Section 24.2 satisfies the
                                  requirement of transmitting the electrical
                                  energy generated by the Generating Facility to
                                  the Point of Interconnection pursuant to the
                                  dates and terms contained in this Contract.

                        24.3      Notwithstanding the provisions contained in
                                  Section 24.2, Seller may pursue and/or develop
                                  alternate means, routes or agreements for the
                                  transmission of electrical energy generated by
                                  the Generating Facility to the Point of
                                  Interconnection. Should Seller obtain such
                                  alternative means, routes or agreements,
                                  Seller shall submit such alternative method to
                                  Edison for review and approval at least six
                                  months prior to the expected date of Firm
                                  Operation as specified in Section 1.7. Edison
                                  shall, in its reasonable judgement, determine
                                  if the

                                       58

                                  proposed alternative method satisfies the
                                  requirement of transmitting the electrical
                                  energy generated by the Generating Facility to
                                  the Point of Interconnection pursuant to the
                                  dates and terms contained in this Contract.

                        24.4      Should Seller be unable to comply with the
                                  provisions contained in Section 24.2 and 24.3,
                                  Seller shall have the option to either
                                  terminate this Contract without penalty of any
                                  type or abrogate its selection of Capacity
                                  Payment Option in Section 1.10 and select in
                                  its place Capacity Payment Option A, Forecast
                                  of Annual As-Available Capacity Payment
                                  Schedule. Further, should Seller select the
                                  later alternative, Section 8.1.1.2 shall be
                                  deleted in its entirety and replaced with the
                                  following:

                                  "If Seller specifies the Forecast of Annual
                                  As-Available Capacity Payment Schedule
                                  pursuant to Section 24.4, then the formula set
                                  forth in Section 8.1.1 shall be computed as
                                  follows:

                                  a. During the First Period of the Contract
                                  Term, D shall equal 70% of the appropriate
                                  time differentiated capacity price from the
                                  Forecast of Annual As-Available Capacity
                                  Payment Schedule.

                                  b. During the first five years of the Second
                                  Period of the Contract Term, D shall equal 95%
                                  of the appropriate time

                                       59

                                  differentiated capacity price from the
                                  Forecast of Annual As-Available Capacity
                                  Payment Schedule for the last year of the
                                  First Period of the Contract Term.

                                  c. For the remainder of the Contract Term, D
                                  shall equal 70% of the appropriate time
                                  differentiated capacity price from the
                                  Forecast of Annual As-Available Capacity
                                  Payment Schedule for the last year of the
                                  First Period of the Contract Term."

                        24.5      Nothing in Section 24 shall be construed to
                                  obligate Seller to enter into any transmission
                                  or interconnection agreements, or to
                                  participate in the financing and/or the
                                  construction of any electrical power
                                  transmission facility, except on terms and
                                  conditions satisfactory to Seller, in its
                                  reasonable judgement, nor to render Seller
                                  subject to any penalty for failure to do so.

                        SIGNATURES

                           IN WITNESS WHEREOF, the Parties hereto have executed
                  this Contract this 16th of April, 1985.

                                  SOUTHERN CALIFORNIA EDISON COMPANY,

                                  By /s/ Edward A. Myers, Jr.
                                     -------------------------------------------
                                                EDWARD A. MYERS, JR.
                                                   Vice President

                                       60

                                   SECOND IMPERIAL GEOTHERMAL COMPANY,
                                   A PARTNERSHIP

                                   SECOND IMPERIAL CONTINENTAL INC., PARTNER

                                   By /s/ Robert O'Leary
                                      ------------------------------------------
                                      Name Robert O' Leary
                                           ------------------------------------
                                      Title
                                            ------------------------------------

                                   SECOND DRAVO GEOTHERMAL, INC., PARTNER

                                   By /s/ John E. Jacobsen
                                      ------------------------------------------
                                      Name John E. Jacobsen
                                           ------------------------------------
                                      Title Attorney-in-Fact
                                            ------------------------------------